Impact Medical Solutions, Inc.
Introduction to Unaudited Pro Forma Condensed Financial Statements

Exhibit 99.1

Impact Medical Solutions, Inc. (“IMS”)

a)
agreed to purchase 1 share of Freedom 1, Inc. (“Freedom”) for an aggregate purchase price of $1.00. Simultaneously, Freedom agreed to redeem 100,000 shares from its sole shareholder, Getting You There, LLC for $1.00 and 200,000 shares of common stock which shares are to be issued after the recapitalization (see (b)); and

b)
agreed to perform a recapitalization or short form merger with its wholly owned subsidiary, Freedom, wherein IMS agreed to issue 100% of the outstanding shares of IMS for 15,653,465 common shares of Freedom.

For accounting purposes, the transaction is treated as a recapitalization, whereby Impact Medical, the parent company, merges with and into its wholly owned subsidiary, Freedom 1, and becomes the accounting acquirer. Freedom 1 was incorporated in June 2006, and has done no business to date. Their only activity has been formation costs which were funded through a private placement of $2,100. Impact Medical was incorporated in Nevada in 1997, and was formed to develop and commercialize the MPR system, a non-invasive, bio-mechanically and mathematically based evaluation that objectively discriminates between normal and abnormal muscle as it relates to the back and neck. Impact Medical is considered a development stage company with no revenues since inception.

The following unaudited pro forma condensed balance sheet represents the pro forma financial position of Freedom 1 and Impact Medical at September 30, 2006.

The unaudited pro forma condensed statements of operations for the nine months ended September 30, 2006 include the operations of Freedom 1 and Impact Medical for the nine months ended September 30, 2006. Additionally, the unaudited pro forma condensed statements of operations for the year ended December 31, 2005 reflect the results of Impact Medical only as Freedom 1 was not incorporated until June 2006 as if the combination of the companies had occurred at the beginning of 2005.

The unaudited pro forma condensed financial statements do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the year, nor may they be indicative of future operations. These unaudited pro forma condensed financial statements should be read in conjunction with the companies’ respective historical financial statement and notes included thereto.

Impact Medical Solutions, Inc. and Subsidiary
Unaudited Pro Forma Condensed Balance Sheet
September 30, 2006

	Freedom 1	Impact Medical	Adjustments	Note	Pro Forma

ASSETS

Current assets
Cash and cash equivalents	$-	$122,501	$-		$122,501
Prepaid expenses	-	6,375			6,375
Total current assets	-	128,876	-		128,876

Furniture and equipment, net	-	44,953	-		44,953

Patent, net	-	409,313	-		409,313

Total assets	$-	$583,142	$-		$583,142

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Loans from director, net	$-	$120,492	$-		$120,492
Accounts payable	-	123,955			123,955
Accrued expenses	-	87,592	-		87,592
Accrued vacation	-	57,948	-		57,948
Accrued salaries	-	107,500	-		107,500
Total current liabilities	-	497,487	-		497,487

Long-term debt
	-	34,613			34,613
Shareholders' equity
Preferred stock	-	-
Common stock	10	7,824	(7,824)	(1)	20
			10	(2)
Additional paid-in capital	2,090	3,277,080	(3,277,080)	(1)	88,405
			7,824	(1)
			(10)	(2)
			78,501	(1)
Deferred option and warrant cost	-	(35,283)			(35,283)
Deficit accumulated during the development stage	(2,100)	(3,198,579)	3,198,579	(1)	(2,100)
Total shareholders' equity	-	51,042	-		51,042

Total liabilities and shareholders' equity	$-	$583,142	$-		$583,142

See notes to pro forma condensed financial statements

Notes:
(1) Recapitalization - Each Impact Medical share was exchanged for one share of Freedom 1.
(2) Issuance of 200,000 post-merger shares to original Freedom 1 shareholder to reaquire their orignal pre-merger 100,000 shares.

Impact Medical Solutions, Inc. and Subsidiary
Unaudited Pro Forma Condensed Statements of Operations
For the Year Ended December 31, 2005

	Freedom 1	Impact Medical	Adjustments	Note	Pro Forma

Costs and expenses:
Research and development	$-	$207,159	$-		$207,159
Medical and clinical	-	558,556			558,556
General and administrative	-	687,851			687,851

Operating loss	-	1,453,566	-		1,453,566

Other income (expense):
Interest expense	-	(42,759)			(42,759)
Interest income	-	133			133

	-	(42,626)	-		(42,626)

Loss before provision for taxes	-	1,496,192	-		1,496,192

Provision for taxes	-	800	-		800

Net loss	$-	$1,496,992	$-		$1,496,992

Net loss per basic and diluted shares	$-				$0.10

Weighted average number of common shares outstanding	-				14,733,718

See notes to pro forma condensed financial statements

Notes:

Due to the nature of the transaction, there were no pro forma adjustments to operations.

Impact Medical Solutions, Inc. and Subsidiary
Unaudited Pro Forma Condensed Statements of Operations
For the Nine Months Ended September 30, 2006

	Freedom 1	Impact Medical	Adjustments	Note	Pro Forma

Costs and expenses:
Research and development	$-	$165,374	$-		$165,374
Medical and clinical	-	207,663			207,663
General and administrative	2,100	391,677			393,777

Operating loss	2,100	764,714	-		766,814

Other income (expense):
Interest expense	-	(18,531)			(18,531)
Interest income	-	56			56

	-	(18,475)	-		(18,475)

Loss before provision for taxes	2,100	783,189	-		785,289

Provision for taxes	-	1,377	-		1,377

Net loss	$2,100	$784,566	$-		$786,666

Net loss per basic and diluted shares	$0.002				$0.05

Weighted average number of common shares outstanding	100,000				15,546,394

See notes to pro forma condensed financial statements

Notes

Due to the nature of the transaction, there were no pro forma adjustments to operations.

Impact Medical
Weighted Average Shares O/S
December 31, 2005

	# shares	Date Issued	Days O/S	2005 Weighted Average

Balance, December 31, 2004	13,981,000			13,981,000
	150,000	15-Feb-05	320	131,507
	75,000	31-Mar-05	276	56,712
	50,000	31-Mar-05	276	37,808
	37,500	31-Mar-05	276	28,356
	5,000	31-Mar-05	276	3,781
	150,000	7-Apr-05	268	110,137
	150,000	11-Apr-05	265	108,904
	10,160	28-Apr-05	248	6,903
	50,000	12-May-05	234	32,055
	12,500	20-Jul-05	135	4,623
	12,500	20-Jul-05	135	4,623
	12,500	17-Aug-05	107	3,664
	50,000	27-Oct-05	66	9,041
	10,000	10-Nov-05	52	1,425
	50,000	17-Nov-05	45	6,164
	250,000	22-Dec-05	10	6,849
	15,000	30-Dec-05	2	82
	15,000	30-Dec-05	2	82

December 31, 2005	15,086,160			14,533,718
Plus shares issued in merger				200,000
				14,733,718

Net loss				(1,496,992)
W.A. # shares				14,733,718

EPS				(0.10)

Balance, December 31, 2005	15,086,160			15,086,160
	37,222	4-Jan-06	269	36,677
	17,763	12-Jan-06	262	17,047
	10,000	9-Mar-06	206	7,546
	12,500	25-Apr-06	159	7,280
	15,000	26-Apr-06	158	8,681
	12,320	1-May-06	153	6,905
	300,000	6-Jun-06	117	128,571
	100,000	6-Jun-06	117	42,857
	12,500	11-Jul-06	82	3,755
	50,000	26-Sep-06	5	916

Plus shares issued in merger				200,000

W.A. # shares				15,546,394

net loss for 9 months				786,666
W.A. # shares				15,546,394

EPS				0.05